UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2007

eTelcharge.com
(Exact name of registrant as specified in its charter)

Nevada	000-30479	75-2847699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1636 North Hampton Rd. Ste. 270, Desoto, Texas	75115-8621
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (972) 298-3800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement.

On December 28, 2007, eTelcharge.com (the “Company”) entered into a securities purchase agreement with Golden Gate Investors, Inc., (“GGI”), which is described below in Item 3.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information with respect to this item is provided in Item 3.02 below.

Item 3.02.  Unregistered Sales of Equity Securities.

On December 28, 2007, the Company entered into a securities purchase agreement (the “Purchase Agreement”), with GGI.  Under the purchase agreement, the Company issued to GGI a debenture, convertible into the Company’s common stock, in the amount of $1.5 million (the “Debenture”).  GGI paid for the debenture by delivering a cash payment of $200,000 and a note for $1.3 million from GGI to the Company.  At any time, GGI may convert the “Principal Amount” of the Debenture into common stock at a conversion price equal the lesser of $0.50 per share or the three lowest Volume Weighted Average Prices (“VWAP”) of the Company’s common stock during the 20 trading days preceding the election to convert.  The “Principal Amount” is defined as the amount actually advanced under the Debenture and not previously converted.  The Debenture further provides for the Company to have the right, but not the obligation, to choose to prepay any portion of the Debenture that the holder has elected to convert, for an amount equal to 120% of such amount, when the VWAP is below $0.05 per share.  The Debenture also provides that the holder may not exercise the conversion privilege to the extent that it would acquire “beneficial ownership” of the Company’s common stock of more than 4.99%, which may be increased to 9.99% on not less than 61 days prior notice, or such limitation may be removed entirely on 61 days prior notice by the holder.

Under the Purchase Agreement, GGI is required to purchase up to three additional debentures, each in the amount of $1.5 million, on terms analogous to the Debenture, upon satisfaction of the requirement that the Debenture, and each succeeding debenture which has been issued subsequent to the Debenture, has no more than $250,000 outstanding, i.e., the requirement arises when the prior debenture has been converted or otherwise redeemed so that no more than $250,000 is outstanding.  GGI has the right to eliminate its obligations to purchase each of the three additional debentures by a payment of $100,000.

The promissory note delivered by GGI to pay for the Debenture bears interest at the rate of 8% per annum and is payable at maturity, January 31, 2012, with interest payable monthly.  Interest on the Principal Amount of the Debenture is also payable monthly, at the rate of 7 ¾% per annum in cash, or at the option of the holder, in shares of the Company’s common stock valued at the then applicable conversion price.  The maturity date of the Debenture is December 26, 2011.

The Debenture provides for various events of default, such as failure to pay principal or interest when due, if it is determined that any representations warranties or covenants made in the Purchase Agreement or other related documents were false or misleading, certain insolvency conditions, if the Company’s common stock is no longer traded, if the Company fails to file required reports under the securities laws, if the Company defaults on any indebtedness exceeding $100,000, or if the VWAP of the common shares is $0.01 per share or less during the term of the Debenture.  In such event, the Debenture holder would have the right to accelerate amounts due under the Debenture and require immediate redemption of the Principal Amount of the Debenture, at 120% of such amount, or 110% in the case of the default relating solely to the VWAP of the common shares being $0.01 or less.

The Debenture is secured by a pledge of 3,000,000 shares of common stock provided by a stockholder of the Company.  The promissory note issued by GGI is secured by all of the assets of GGI.

The Debenture (including the right to convert into common shares), were issued without registration in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 promulgated thereunder, based on the fact that the Debenture and the shares issuable upon conversion thereof were not sold or offered pursuant to general solicitation, and in reliance upon the representation of GGI as to its status as an accredited investor, that it was purchasing such securities for its own account and not with a view to resale or distribution or any part thereof in violation of the 1933 Act and an acknowledgement by GGI that resale of such securities may not be made unless registered under the 1933 Act or another exemption is available.  In addition, such securities bear a legend indicating such restrictions on transferability.

The information contained in this Form 8-K does not constitute an offer of any securities for sale.  In addition, the securities issued or issuable in the transactions described above have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01.  Other Events.

Exchange Act Filings

The Company has determined that certain “Information Statements” required to be filed with the Securities and Exchange Commission under Regulation 14C of the Securities Exchange Act of 1934, as amended, in connection with certain actions taken by written consent of the Company’s stockholders in 2000, 2005 and 2007, were not so filed.  As a result of this non-compliance, the Company may be subject to civil and administrative proceedings brought by the Securities and Exchange Commission, which may include the possible imposition of monetary penalties.

Separation Agreement with the Company’s Former Senior Officer and a Director

The Company entered into a Separation and Release Agreement with Carl and Michelle Sherman, which became effective on December 24, 2007.  Carl Sherman was the Chairman and Chief Executive Officer of the Company until July 31, 2007, and Michelle Sherman was the Secretary and a director of the Company until September 21, 2007.  The Company paid $25,000 to the Shermans in connection with this agreement.  The Shermans agreed to release the Company from any obligation to them, including the forgiveness of outstanding indebtedness in the amount of approximately $300,000.  Pursuant to this agreement, the Shermans also agreed to a five-year non-competition agreement and to indemnify the Company for any undisclosed liabilities that they may have incurred on behalf of the Company.  The Separation and Release Agreement is filed as Exhibit 10.4 to this Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

4.1	7 ¾% Convertible Debenture.

10.1	Subscription Agreement, between eTelcharge.com and Golden Gate Investors.

10.2	Stock Pledge Agreement between Rodney Wagner and Golden Gate Investors.

10.3	Promissory Note issued by Golden Gate Investors to eTelcharge.com.

10.4	Separation and Release Agreement between eTelcharge.com and Carl Sherman and Michelle Sherman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eTelcharge.com

Date: January 3, 2008	By:	/s/ Robyn Priest
Robyn Priest
Chief Financial Officer